PROSPECTUS Dated June 11, 2002                     Pricing Supplement No. 36 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                        Dated March 14, 2003
                                                                 Rule 424(b)(3)

                                   $2,900,000

                                 Morgan Stanley

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                                  Senior Notes
                               -----------------
                           MPS(SM) due June 30, 2008
                         Linked to the S&P 500(R) Index

       Market Participation Securities with Minimum Return Protection(SM)
                                  ("MPS(SM)")

Unlike ordinary debt securities, the MPS do not pay interest. Instead, at maturity you will receive for each $1,000 principal amount of MPS, the index-linked payment amount, which is equal to $1,000 multiplied by the product of each of the quarterly performance amounts of the S&P 500(R) Index over the term of the MPS, as described in this pricing supplement. In no event, however, will the payment at maturity be less than $1,050, which we refer to as the minimum payment amount. The minimum payment amount (105% of the issue price) represents a yield to maturity of .93% per annum on each $1,000 principal amount of MPS.

o    The principal amount and issue price of each MPS is $1,000.

o    We will not pay interest on the MPS.

o    The minimum payment amount for each MPS at maturity is $1,050.

o At maturity, you will receive for each MPS an index-linked payment amount equal to $1,000 multiplied by the product of the quarterly performance amounts of the S&P 500 Index for each of the 21 quarterly valuation periods during the term of the MPS. However, if the index-linked payment amount is less than the minimum payment amount of $1,050, you will receive the minimum payment amount for each MPS.

     o The quarterly performance amount in each quarterly valuation period is equal to (i) the closing value of the S&P 500 Index at the end of that quarterly valuation period divided by (ii) the closing value of the S&P 500 Index at the beginning of that quarterly valuation period, subject to a maximum quarterly performance amount of 1.094.

     o The maximum quarterly performance amount is equivalent to a return of the S&P 500 Index of 9.4% in that quarter.

o Investing in the MPS is not equivalent to investing in the S&P 500 Index or its component stocks.

o    The MPS will not be listed on any organized securities exchange.

You should read the more detailed description of the MPS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of MPS."

The MPS involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-10.

                               -----------------
                                   PRICE 100%
                               -----------------

                                  Price to        Agent's       Proceeds to
                                   Public       Commissions       Company
                                 ----------     -----------     -----------
Per MPS......................       100%            1.5%           98.5%
Total........................    $2,900,000       $43,500       $2,856,500


                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the MPS and on the distribution of pricing supplement and the accompanying prospectus supplement and prospectus and other offering material relating to the MPS, see the section of this pricing supplement called "Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the MPS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the MPS in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The MPS may not be offered or sold to the public in Brazil. Accordingly, the offering of the MPS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The Agent and each dealer has represented and agreed that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any MPS other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong and (2) it has not issued and will not issue any invitation or advertisement relating to the MPS in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to MPS which are intended to be disposed of to persons outside Hong Kong or only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or agent.

     The MPS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the MPS may not be circulated or distributed, nor may the MPS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the MPS to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the MPS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The MPS are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the MPS is linked to the performance of the S&P 500 Index. These MPS combine features of debt and equity by offering at maturity repayment of the issue price, a minimum return and the opportunity to participate in the appreciation of the underlying S&P 500 Index as measured by the index-linked payment amount. The MPS have been designed for investors who are willing to forego market floating interest payments on the MPS in exchange for the amount by which the index-linked payment amount or the minimum payment amount exceeds the principal amount of the MPS.

     "Market Participation Securities" and "MPS" are our service marks. "Standard and Poor's(R)," "S&P(R)" and "S&P 500(R)" are trademarks of Standard & Poor's Corporation and have been licensed for use by Morgan Stanley.

Each MPS costs $1,000         We, Morgan Stanley, are offering Market
                              Participation Securities with Minimum Return
                              Protection(SM) due June 30, 2008 Linked to the
                              S&P 500 Index, which we refer to as the MPS(SM).
                              The principal amount and issue price of each MPS is $1,000.

Payment at maturity           Unlike ordinary debt securities, the MPS do not
linked to the S&P 500         pay interest. Instead, at maturity, you will
Index with minimum            receive for each $1,000 principal amount of MPS,
return protection             $1,000 multiplied by the product of each of the
                              quarterly performance amounts of the S&P 500
                              Index over the term of the MPS, as described below. In any quarterly valuation period, the maximum quarterly performance amount is 1.094
                              (corresponding to a 9.4% quarterly increase in the value of the S&P 500 Index). In no event, however, will the payment at maturity be less than $1,050, the minimum payment amount.

                                           105% Minimum Repayment

                              The minimum payment amount of $1,050 (105% of the issue price) represents a yield to maturity of .93% per annum on each $1,000 principal amount of MPS.

                               Payment at Maturity Linked to the S&P 500 Index

                              If the product of $1,000 multiplied by the product of each of the quarterly performance amounts of the S&P 500 Index over the term of the MPS, which we refer to as the index-linked payment amount, is greater than $1,050, you will receive the index-linked payment amount for each $1,000 principal amount of MPS.

How the payment at            The payment at maturity of the MPS, which we
maturity is determined        refer to as the maturity redemption amount, will
                              be determined by the calculation agent for the MPS as follows:

                              o First, determine the quarterly performance amount for each quarterly valuation period, which may be no greater than the maximum quarterly performance amount of 1.094.

                              o Second, determine the index-linked payment amount by multiplying $1,000 by the product of each of the quarterly performance amounts.

                              o Last, if the index-linked payment amount is less than $1,050 (the minimum payment amount), you will receive the minimum payment amount for each MPS. If the index-linked payment amount is greater than the minimum payment amount, you will receive the index-linked payment amount for each MPS.

                              To determine the quarterly performance amount in any quarterly valuation period, the calculation agent will divide the level of the S&P 500 Index on the last day of the quarterly valuation period by the level of the S&P 500 Index on the first day of the quarterly valuation period. However, in no event will the quarterly performance amount exceed 1.094 (or, measured in percentage terms, a 9.4% increase in the S&P 500 Index) in any quarterly valuation period, and as a consequence, you will not participate in any quarterly increase in the level of the S&P 500 Index to the extent that increase exceeds 9.4%.

                              Each quarterly valuation period will begin on a period valuation date and end on the immediately subsequent period valuation date, except that the first quarterly valuation period will begin on March 14, 2003, the day we offered the MPS for initial sale to the public. The S&P 500 Index value for the first period valuation date is 833.27, the closing value of the S&P 500 Index on March 14, 2003.

                              The period valuation dates are the 30th of each March, June, September and December, beginning June 2003 through March 2008, and the final period valuation date is June 26, 2008, in each case subject to adjustment as described in the section of this pricing supplement called "Description of MPS--Period Valuation Dates."

The index-linked              Because your participation in quarterly increases
payment amount may be         in the value of the S&P 500 Index is limited by
less than the simple price    the maximum quarterly performance amount of
return of the S&P 500         1.094, or 9.4% per quarter, the return on your
Index                         investment in the MPS at maturity may be less
                              than the return you would have received if you had invested $1,000 in an investment linked to the S&P 500 Index that measured the performance of the S&P 500 Index by comparing only the closing value of the S&P 500 Index at maturity with the closing value of the S&P 500 Index on the day we first offer the MPS for initial sale to the public, which we refer to as the simple index price return. The amount of the discrepancy, if any, between the index-linked payment amount and simple index price return will depend on how often and by how much any quarterly performance amounts exceed 1.094, or 9.4%, during the 21 quarterly valuation periods over the term of the MPS.

                              Conversely, if the simple index price return over the term of the MPS is less than $1,050, the minimum payment amount of $1,050 per MPS will provide a higher return on your $1,000 investment than would an equal investment based directly on the S&P 500 Index.

                              Please review the examples beginning on PS-6, under "Hypothetical Payouts on the MPS," which explain in more detail how the index-linked payment amount is calculated and how the return on your investment in the MPS may be more or less than the simple index price return.

                              You can review the historical values of the S&P 500 Index for each calendar quarter in the period from January 1, 1998 through March 14, 2003 in the section of this pricing supplement called "Description of MPS--Historical Information." You should also review the historical quarterly percent change of the S&P 500 Index as calculated for each calendar quarter in the period from January 1, 1970 through December 31, 2002 in Annex A to this pricing supplement. The payment of dividends on the stocks that underlie the S&P 500 Index is not reflected in the level of the S&P 500 Index and, therefore, has no effect on the calculation of the maturity redemption amount.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
calculation agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the quarterly performance amounts and the index-linked payment amount.

The MPS will be treated       The MPS will be treated as "contingent payment
as contingent payment         debt instruments" for U.S. federal income tax
debt instruments for          purposes, as described in the section of this
U.S. federal income tax       pricing supplement called "Description of
purposes                      MPS--United States Federal Income Taxation."
                              Under this treatment, if you are a U.S. investor, you will generally be subject to annual income tax based on the comparable yield of the MPS even though you will not receive any stated interest payments on the MPS. In addition, any gain recognized by U.S. investors on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of MPS--United States Federal
                              Income Taxation" and the section called "United
                              States Federal Taxation--Notes--Notes Linked to
                              Commodity Prices, Single Securities, Baskets of
                              Securities or Indices" in the accompanying prospectus supplement.

                              If you are a foreign investor, please read the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation."

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the MPS.

Where you can find            The MPS are senior notes issued as part of our
more information on           Series C medium-term note program. You can find a
the MPS                       general description of our Series C medium-term
                              note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called
                              "Description of Notes--Floating Rate Notes" and
                              "--Notes Linked to Commodity Prices, Single
                              Securities, Baskets of Securities or Indices."

                              Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the MPS, you should read the "Description of MPS"
                              section in this pricing supplement. You should also read about some of the risks involved in investing in MPS in the section called "Risk Factors." The tax treatment of investments in index-linked notes such as MPS differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the MPS.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                        HYPOTHETICAL PAYOUTS ON THE MPS

     The index-linked payment amount is based on the closing value of the S&P 500 Index on the period valuation dates for each quarterly valuation period. Because the value of the S&P 500 Index may be subject to significant fluctuations over the term of the MPS, it is not possible to present a chart or table illustrating a complete range of possible payouts at maturity. The examples of the hypothetical payout calculations that follow are intended to illustrate the effect of general trends in the closing value of the S&P 500 Index on the amount payable to you at maturity. However, the S&P 500 Index may not appreciate or depreciate over the term of the MPS in accordance with any of the trends depicted by the hypothetical examples below, and the size and frequency of any fluctuations in the value of the S&P 500 Index over the term of the MPS, which we refer to as the volatility of the S&P 500 Index, may be significantly different than the volatility of the S&P 500 Index implied by any of the examples.

     The index-linked payment amount for each of the examples below is calculated using the following formula:

             Index-linked Payment     =   $1,000   x   (Product of each of the Quarterly
                    Amount                                    Performance Amounts)

                    where,

                                                         S&P 500 Index value at end of
                                                          Quarterly Valuation Period
             Quarterly Performance    =   lesser of    ----------------------------------   and 1.094
                    Amount                              S&P 500 Index value at start of
                                                          Quarterly Valuation Period

     Beginning on PS-8, we have provided examples of the hypothetical payouts on the MPS. Below is a simplified example to illustrate how the index-linked payment amount is calculated. For purposes of the following illustration, assume a hypothetical MPS with four quarterly valuation periods and an index with an initial value of 100.

     If the index closing value at the end of each quarterly valuation period is 109, 108, 124 and 111, respectively, the quarterly performance amount for each of the quarterly valuation periods would be as follows:

                     Index Value         Index Value
                     at start              at end                                             Quarterly
                    of Quarterly         of Quarterly                          Index         Performance
     Quarter      Valuation Period     Valuation Period                      Performance        Amount
     -------      ----------------     ----------------                      -----------     ------------
                                                             109
   1st Quarter          100                109             -------      =        1.09              1.09
                                                             100

                                                             108
   2nd Quarter          109                108             -------      =       .99083            .99083
                                                             109

                                                             124                                               (lesser of
   3rd Quarter          108                124             -------      =      1.14815            1.094        1.14815 and
                                                             108                                                 1.094)

                                                             111
   4th Quarter          124                111             -------      =       .89516            .89516
                                                             124

     The index-linked payment amount equals $1,000 times the product of each of the quarterly performance amounts. Based on the quarterly performance amounts in the above example, the index-linked payment amount would be calculated as follows:

             $1,000 x (1.09 x .99083 x 1.094 x .89516) = $1,057.65

     The index-linked payment amount of $1,057.65 represents an increase of 5.765% above the issue price of the MPS. Because the quarterly performance amount for the quarterly valuation period ending in the third quarter was limited to 1.094, the return of the index-linked payment amount as a percentage of the issue price is less than the simple return of the index. The simple return of the index, which we refer to as the simple index price return, would measure the overall performance of the index by dividing the closing value of the index at the end of the final quarterly valuation period by the closing value of the index on the day we offer the MPS for initial sale to the public and would be calculated as follows:

                                          111
     Simple Index Price Return   =   -------------    x    $1,000   =   $1,110
                                          100

     The simple index price return of $1,110 represents an increase of 11% above a hypothetical $1,000 investment based on the simple index price return rather than the index-linked payment amount.


                                *      *      *


The examples beginning on PS-8 are based on 21 quarterly valuation periods and the following terms and assume an S&P 500 Index value equal to 100.00 at the start of the first quarterly valuation period:

o    Issue Price per MPS: $1,000

o    Minimum Payment Amount: $1,050

o Maximum Quarterly Performance Amount: 1.094 (equivalent to a quarterly return of the S&P 500 Index of 9.4%).

     As you review the examples, please note that although the maximum quarterly performance amount for any quarter is 1.094 (equivalent to a quarterly return of the S&P 500 Index of 9.4%), in measuring the index performance for the subsequent quarter we will use the actual value of the S&P 500 Index at the start of the quarterly valuation period for that subsequent quarter rather than the index value that would have resulted from an increase of 9.4% in the level of the S&P 500 Index during the previous quarter. For example, in Example 2, the S&P 500 Index increases from 107 to 119 for the period beginning September 30, 2003 and ending December 30, 2003, resulting in an S&P 500 Index performance of 1.11215 (equivalent to an increase in the S&P 500 Index of 11.215% in that quarter) and a quarterly performance amount of
1.094. Consequently, in the subsequent quarter the S&P 500 Index performance is measured using 119 as the starting value of the S&P 500 Index for that subsequent quarter rather than 117.058, the index value that would have resulted from an increase of 9.4% in the level of the S&P 500 Index during the previous quarter.

     Quarters which resulted in an increase in the level of the S&P 500 Index of 9.4% or greater are indicated in bold typeface below.

                                            ----------------------------------------------------------
                                            Example 1
                                            Hypothetical Ending     S&P 500 Index     MPS Quarterly
      Period Start         Period End             Index Value        Performance    Performance Amount
March 14, 2003                 June 30, 2003          103              1.03000           1.03000
June 30, 2003             September 30, 2003          110              1.06796           1.06796
September 30, 2003         December 30, 2003          118              1.07273           1.07273
December 30, 2003            March  30, 2004          126              1.06780           1.06780
March 30, 2004                 June 30, 2004          123              0.97619           0.97619
June 30, 2004             September 30, 2004          128              1.04065           1.04065
September 30, 2004         December 30, 2004          134              1.04688           1.04688
December 30, 2004             March 30, 2005          133              0.99254           0.99254
March 30, 2005                 June 30, 2005          135              1.01504           1.01504
June 30, 2005             September 30, 2005          143              1.05926           1.05926
September 30, 2005         December 30, 2005          135              0.94406           0.94406
December 30, 2005             March 30, 2006          142              1.05185           1.05185
March 30, 2006                 June 30, 2006          154              1.08451           1.08451
June 30, 2006             September 30, 2006          151              0.98052           0.98052
September 30, 2006         December 30, 2006          162              1.07285           1.07285
December 30, 2006             March 30, 2007          170              1.04938           1.04938
March 30, 2007                 June 30, 2007          181              1.06471           1.06471
June 30, 2007             September 30, 2007          177              0.97790           0.97790
September 30, 2007         December 30, 2007          192              1.08475           1.08475
December 30, 2007             March 30, 2008          188              0.97917           0.97917
March 30, 2008                 June 26, 2008          200              1.06383           1.06383
                                            ----------------------------------------------------------
                                                      Simple Index Price Return:          $2,000

                                                    Index-linked Payment Amount:          $2,000

                                                         Minimum Payment Amount:          $1,050

                                                     Maturity Redemption Amount:          $2,150
                                            ----------------------------------------------------------

                                            ----------------------------------------------------------
                                            Example 2
                                            Hypothetical Ending    S&P 500 Index      MPS Quarterly
      Period Start         Period End           Index Value         Performance     Performance Amount
March 14, 2003                 June 30, 2003        104               1.04000            1.04000
June 30, 2003             September 30, 2003        107               1.02885            1.02885
September 30, 2003         December 30, 2003        119               1.11215            1.09400
December 30, 2003            March  30, 2004        108               0.90756            0.90756
March 30, 2004                 June 30, 2004        118               1.09259            1.09259
June 30, 2004             September 30, 2004        126               1.06780            1.06780
September 30, 2004         December 30, 2004        124               0.98413            0.98413
December 30, 2004             March 30, 2005        130               1.04839            1.04839
March 30, 2005                 June 30, 2005        125               0.96154            0.96154
June 30, 2005             September 30, 2005        131               1.04800            1.04800
September 30, 2005         December 30, 2005        136               1.03817            1.03817
December 30, 2005             March 30, 2006        161               1.18382            1.09400
March 30, 2006                 June 30, 2006        136               0.84472            0.84472
June 30, 2006             September 30, 2006        156               1.14706            1.09400
September 30, 2006         December 30, 2006        177               1.13462            1.09400
December 30, 2006             March 30, 2007        188               1.06215            1.06215
March 30, 2007                 June 30, 2007        182               0.96809            0.96809
June 30, 2007             September 30, 2007        195               1.07143            1.07143
September 30, 2007         December 30, 2007        203               1.04103            1.04103
December 30, 2007             March 30, 2008        191               0.94089            0.94089
March 30, 2008                 June 26, 2008        200               1.04712            1.04712
                                            ----------------------------------------------------------
                                                         Simple Index Price Return:       $2,000

                                                       Index-linked Payment Amount:       $1,672

                                                            Minimum Payment Amount:       $1,050

                                                        Maturity Redemption Amount:       $1,672
                                            ----------------------------------------------------------

                                            ----------------------------------------------------------
                                            Example 3
                                            Hypothetical Ending    S&P 500 Index       MPS Quarterly
      Period Start         Period End           Index Value         Performance     Performance Amount
March 14, 2003                 June 30, 2003        105               1.05000             1.05000
June 30, 2003             September 30, 2003        111               1.05714             1.05714
September 30, 2003         December 30, 2003        135               1.21622             1.09400
December 30, 2003            March  30, 2004        125               0.92593             0.92593
March 30, 2004                 June 30, 2004        133               1.06400             1.06400
June 30, 2004             September 30, 2004        157               1.18045             1.09400
September 30, 2004         December 30, 2004        145               0.92357             0.92357
December 30, 2004             March 30, 2005        142               0.97931             0.97931
March 30, 2005                 June 30, 2005        136               0.95775             0.95775
June 30, 2005             September 30, 2005        159               1.16912             1.09400
September 30, 2005         December 30, 2005        165               1.03774             1.03774
December 30, 2005             March 30, 2006        188               1.13939             1.09400
March 30, 2006                 June 30, 2006        165               0.87766             0.87766
June 30, 2006             September 30, 2006        158               0.95758             0.95758
September 30, 2006         December 30, 2006        151               0.95570             0.95570
December 30, 2006             March 30, 2007        161               1.06623             1.06623
March 30, 2007                 June 30, 2007        191               1.18634             1.09400
June 30, 2007             September 30, 2007        195               1.02094             1.02094
September 30, 2007         December 30, 2007        183               0.93846             0.93846
December 30, 2007             March 30, 2008        211               1.15301             1.09400
March 30, 2008                 June 26, 2008        200               0.94787             0.94787
                                            ----------------------------------------------------------
                                                          Simple Index Price Return:       $2,000

                                                        Index-linked Payment Amount:       $1,311

                                                             Minimum Payment Amount:       $1,050

                                                         Maturity Redemption Amount:       $1,311
                                            ----------------------------------------------------------

     In Examples 1, 2 and 3, the value of the S&P 500 Index increases 100% over the term of the MPS and ends above the initial value of 100. However, each example produces a different maturity redemption amount because the hypothetical performance of the S&P 500 Index over the term of the MPS is different in each example.

o In Example 1, the quarterly performance amount in each quarterly valuation period never exceeds the 9.4% maximum quarterly performance amount of 1.094, and consequently, the index-linked payment amount of $2,000 equals the simple index price return of $2,000. The amount payable at maturity is the index-linked payment amount of $2,000, representing a 100% increase above the issue price.

o In Example 2, the value of the S&P 500 Index increases more than 9.4% in the quarters ending December 30, 2003, March 30, 2006, September 30, 2006 and December 30, 2006, and the quarterly performance amount for each of those periods is limited to the maximum of 1.094. Any significant decrease in the value of the S&P 500 Index (see, for example, the quarter ending June 30, 2006) is not subject to a corresponding limit. Consequently, the index-linked payment amount of $1,672 is less than the simple index price return of $2,000. Therefore, although the S&P 500 Index increases 100% over the term of the MPS, the amount payable at maturity of the MPS is the index-linked payment amount of $1,672, representing an 67.2% increase above the issue price.

o In Example 3, the value of the S&P 500 Index increases more than 9.4% in the quarters ending December 30, 2003, September 30, 2004, September 30, 2005, March 30, 2006, June 30, 2007 and March 30, 2008, and the quarterly performance amount for each of those periods is limited to the maximum of
     1.094. Any significant decrease in the value of the S&P 500 Index (see, for example, the quarter ending June 30, 2006) is not subject to a corresponding limit. Consequently, the index-linked payment amount of $1,311 is less than the simple index price return of $2,000. Therefore, although the S&P 500 Index increases 100% over the term of the MPS, the amount payable at maturity of the MPS is the index-linked payment amount of $1,311, representing a 31.1% increase above the issue price.

                                            -----------------------------------------------------------
                                            Example 4
                                            Hypothetical Ending     S&P 500 Index      MPS Quarterly
      Period Start         Period End             Index Value        Performance     Performance Amount
March 14, 2003                 June 30, 2003          105              1.05000            1.05000
June 30, 2003             September 30, 2003           98              0.93333            0.93333
September 30, 2003         December 30, 2003           93              0.94898            0.94898
December 30, 2003            March  30, 2004           96              1.03226            1.03226
March 30, 2004                 June 30, 2004           90              0.93750            0.93750
June 30, 2004             September 30, 2004           87              0.96667            0.96667
September 30, 2004         December 30, 2004           88              1.01149            1.01149
December 30, 2004             March 30, 2005           90              1.02273            1.02273
March 30, 2005                 June 30, 2005           87              0.96667            0.96667
June 30, 2005             September 30, 2005           80              0.91954            0.91954
September 30, 2005         December 30, 2005           81              1.01250            1.01250
December 30, 2005             March 30, 2006           77              0.95062            0.95062
March 30, 2006                 June 30, 2006           78              1.01299            1.01299
June 30, 2006             September 30, 2006           75              0.96154            0.96154
September 30, 2006         December 30, 2006           82              1.09333            1.09333
December 30, 2006             March 30, 2007           80              0.97561            0.97561
March 30, 2007                 June 30, 2007           82              1.02500            1.02500
June 30, 2007             September 30, 2007           88              1.07317            1.07317
September 30, 2007         December 30, 2007           87              0.98864            0.98864
December 30, 2007             March 30, 2008           79              0.90805            0.90805
March 30, 2008                 June 26, 2008           85              1.07595            1.07595
                                             ----------------------------------------------------------
                                                          Simple Index Price Return:         $850

                                                        Index-linked Payment Amount:         $850

                                                             Minimum Payment Amount:       $1,050

                                                         Maturity Redemption Amount:       $1.050
                                             ----------------------------------------------------------

                                            ---------------------------------------------------------
                                            Example 5
                                            Hypothetical Ending    S&P 500 Index     MPS Quarterly
      Period Start         Period End           Index Value         Performance    Performance Amount
March 14, 2003                 June 30, 2003        102               1.02000           1.02000
June 30, 2003             September 30, 2003        110               1.07843           1.07843
September 30, 2003         December 30, 2003        113               1.02727           1.02727
December 30, 2003            March  30, 2004        135               1.19469           1.09400
March 30, 2004                 June 30, 2004        141               1.04444            1.0444
June 30, 2004             September 30, 2004        145               1.02837           1.02837
September 30, 2004         December 30, 2004        180               1.24138           1.09400
December 30, 2004             March 30, 2005        165               0.91667           0.91667
March 30, 2005                 June 30, 2005        152               0.92121           0.92121
June 30, 2005             September 30, 2005        183               1.20395           1.09400
September 30, 2005         December 30, 2005        222               1.21311           1.09400
December 30, 2005             March 30, 2006        218               0.98198           0.98198
March 30, 2006                 June 30, 2006        191               0.87615           0.87615
June 30, 2006             September 30, 2006        219               1.14660           1.09400
September 30, 2006         December 30, 2006        197               0.89954           0.89954
December 30, 2006             March 30, 2007        170               0.86294           0.86294
March 30, 2007                 June 30, 2007        158               0.92941           0.92941
June 30, 2007             September 30, 2007        152               0.96203           0.96203
September 30, 2007         December 30, 2007        144               0.94737           0.94737
December 30, 2007             March 30, 2008        155               1.07639           1.07639
March 30, 2008                 June 26, 2008        150               0.96774           0.96774
                                            ---------------------------------------------------------
                                                         Simple Index Price Return:      $1,500

                                                       Index-linked Payment Amount:        $946

                                                            Minimum Payment Amount:      $1,050

                                                        Maturity Redemption Amount:      $1,050
                                            ---------------------------------------------------------

     In Example 4, the value of the S&P 500 Index decreases over the term of the MPS and ends below the initial value of 100. The quarterly performance amount in each quarterly valuation period never exceeds the 9.4% maximum quarterly performance amount of 1.094, and consequently, the index-linked payment amount of $850 equals the simple index price return of $850. Although the S&P 500 Index decreases 15% over the term of the MPS, the amount payable at maturity of the MPS is the minimum payment amount of $1,050, representing a return that is only 5% greater than the issue price.

                                *      *      *

     In Example 5, the value of the S&P 500 Index increases over the term of the MPS and ends above the initial value of 100. The value of the S&P 500 Index increases more than 9.4% in the quarters ending March 30, 2004, December 30, 2004, September 30, 2005, December 30, 2005 and September 30, 2006, and the quarterly performance amount for each of those periods is limited to the maximum of 1.094. Any significant decrease in the value of the S&P 500 Index (see, for example, the quarters ending June 30, 2006, December 30, 2006 and March 30, 2007) is not subject to a corresponding limit. Consequently, the index-linked payment amount of $946 is less than the simple index price return of $1,500. Therefore, although the S&P 500 Index increases 50% over the term of the MPS, the amount payable at maturity of the MPS is the minimum payment amount of $1,050, representing a return that is only 5% greater than the issue price.

                                  RISK FACTORS

     The MPS are not secured debt and, unlike ordinary debt securities, the MPS do not pay interest. Investing in the MPS is not equivalent to investing directly in the S&P 500 Index. This section describes the most significant risks relating to the MPS. You should carefully consider whether the MPS are suited to your particular circumstances before you decide to purchase them.

MPS do not pay interest       The terms of the MPS differ from those of
like ordinary debt            ordinary debt securities in that we will not pay
securities                    interest on the MPS. Because the index-linked
                              payment amount due at maturity may be no greater than the minimum payment amount of $1,050, representing an effective yield to maturity of .93% per annum on the issue price of each MPS, the return on your investment in the MPS may be less than the amount that would be paid on an ordinary debt security. The return of only the minimum payment amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The MPS have been designed for investors who are willing to forego market floating interest payments on the MPS in exchange for the amount by which the index-linked payment amount or the minimum payment amount exceeds the principal amount of the MPS.

MPS will not be listed        The MPS will not be listed on any organized
                              securities exchange. There may be little or no secondary market for the MPS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. MS & Co. currently intends to act as a market maker for the MPS, but it is not required to do so.

Market price of the MPS       Several factors, many of which are beyond our
influenced by many            control, will influence the value of the MPS,
unpredictable factors         including:


                              o the value of the S&P 500 Index at any time and on each of the specific period valuation dates

                              o the volatility (frequency and magnitude of changes in value) of the S&P 500 Index

                              o    interest and yield rates in the market

                              o    geopolitical conditions and economic,
                                   financial, political and regulatory or
                                   judicial events that affect the securities underlying the S&P 500 Index or stock markets generally and that may affect the value of the S&P 500 Index on the specific period valuation dates

                              o the time remaining to the maturity of the MPS

                              o the dividend rate on the stocks underlying the S&P 500 Index

                              o    our creditworthiness

                              Some or all of these factors will influence the price that you will receive if you sell your MPS prior to maturity. For example, you may have to sell your MPS at a substantial discount from the principal amount if market interest rates rise or if at the time of sale the index-linked payment amount calculated to that date is less than or equal to $1,000, indicating that the magnitude of the decreases in the value of the S&P 500 Index during previous quarterly valuation periods is greater than the increases in the value of the S&P 500 Index during previous quarterly valuation periods. Because of the compounding effect of previous quarterly performance amounts and the limited appreciation potential resulting from the maximum quarterly performance amount, the effect of several of these factors on the market price of the MPS, including the value of the S&P 500 Index at the time of any such sale and the volatility of the S&P 500 Index, will decrease over the term of the MPS.

                              You cannot predict the future performance and volatility of the S&P 500 Index based on its historical performance. We cannot guarantee that the quarterly performance of the S&P 500 Index will result in an index-linked payment amount in excess of the minimum payment amount.

Investing in the MPS is not   Because the index-linked payment amount is based
equivalent to investing in    on the compounded quarterly return of the S&P 500
the S&P 500 Index             Index on 21 period valuation dates during the
                              term of the MPS and your participation in quarterly increases is limited to 9.4%, it is possible for the return on your investment in the MPS (the effective yield to maturity) to be substantially less than the return of the S&P 500
                              Index over the term of the MPS. As demonstrated by Examples 2 and 3 under "Hypothetical Payouts on the MPS" above, an investment in the MPS may result in a payment at maturity that is less than the simple index price return. The amount of the discrepancy, if any, between the index-linked payment amount and simple index price return will depend on how often and by how much any quarterly performance amount exceeds 1.094, or 9.4%, during the 21 quarterly valuation periods over the term of the MPS.

                              The maximum quarterly performance amount will operate to limit your participation in the increase in the value of the S&P 500 Index during any quarterly valuation period to a maximum of 9.4%, while your exposure to any decline in the value of the S&P 500 Index during any quarterly valuation period will not be limited. It is possible that increases in the value of the S&P 500 Index during some quarterly valuation periods will be offset by declines in the value of the S&P 500 Index during other quarterly valuation periods during the term of the MPS. However, because of the limits on your participation in quarterly increases in the value of the S&P 500 Index resulting from the 9.4% maximum quarterly performance amount, it is possible that increases in the value of the S&P 500 Index that would otherwise offset declines in the value of the S&P 500 Index will not in fact do so. Consequently, as demonstrated in Example 5 above, it is possible that the index-linked payment amount may be less than $1,050 even if the S&P 500 Index increases more than 5% over the term of the MPS. In that case, you would receive the minimum payment amount, which is less than the simple index price return on the S&P 500 Index.

                              You can review the historical values of the S&P 500 Index for each calendar quarter in the period from January 1, 1998 through March 14, 2003 in the section of this pricing supplement called "Description of MPS--Historical Information." You should also review the historical quarterly percent change for the S&P 500 Index as calculated for each calendar quarter in the period from January 1, 1970 through December 31, 2002 in Annex A to this pricing supplement.

Adjustments to the            Standard & Poor's Corporation, or S&P(R), is
S&P 500 Index could           responsible for calculating and maintaining the
adversely affect the          S&P 500 Index. You should not conclude that the
value of the MPS              inclusion of a stock in the S&P 500 Index is an
                              investment recommendation by us of that stock.
                              S&P can add, delete or substitute the stocks underlying the S&P 500 Index or make other methodological changes that could change the value of the S&P 500 Index. S&P may discontinue or suspend calculation or dissemination of the S&P 500 Index. Any of these actions could adversely affect the value of the MPS.

                              S&P may discontinue or suspend calculation or publication of the S&P 500 Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued S&P 500 Index. MS & Co. could have an economic interest that is different than that of investors in the MPS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If there is no appropriate successor index, at maturity the payout on the MPS will be an amount based on the closing prices of the stocks underlying the S&P 500 Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the S&P 500 Index last in effect prior to discontinuance of the S&P 500 Index.

You have no                   As an investor in the MPS, you will not have
shareholder rights            voting rights or rights to receive dividends or
                              other distributions or any other rights with respect to the stocks that underlie the S&P 500
                              Index.

Adverse economic interests    As calculation agent, our affiliate MS & Co. will
of the calculation agent      calculate the quarterly performance amounts and
and its affiliates may        the index-linked payment amount. Determinations
affect determinations         made by MS&Co., in its capacity as calculation
                              agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index value in the event of a discontinuance of the S&P 500 Index, may affect the index-linked payment amount. See the sections of this pricing supplement called "Description of MPS--Market Disruption Event" and
                              "--Discontinuance of the S&P 500 Index;
                              Alteration of Method of Calculation."

Hedging and trading           We expect that MS & Co. and other affiliates will
activity by the calculation   carry out hedging activities related to the MPS
agent and its affiliates      (and possibly to other instruments linked to the
could potentially adversely   S&P 500 Index or its component stocks), including
affect the value of the       trading in the stocks underlying the S&P 500
S&P 500 Index                 Index as well as in other instruments related to
                              the S&P 500 Index. MS & Co. and some of our other subsidiaries also trade the stocks underlying the S&P 500 Index and other financial instruments related to the S&P 500 Index on a regular basis as part of their general broker-dealer businesses. Any of these hedging or trading activities could potentially affect the value of the S&P 500 Index and, accordingly, could affect the payout to you on the MPS.

The MPS will be treated       You should also consider the U.S. federal income
as contingent payment         tax consequences of investing in the MPS. The MPS
debt instruments for          will be treated as "contingent payment debt
U.S. federal income tax       instruments" for U.S. federal income tax
purposes                      purposes, as described in the section of this
                              pricing supplement called "Description of
                              MPS--United States Federal Income Taxation."
                              Under this treatment, if you are a U.S. investor, you will generally be subject to annual income tax based on the comparable yield of the MPS even though you will not receive any stated interest payments on the MPS. In addition, any gain recognized by U.S. investors on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of MPS--United States Federal
                              Income Taxation" and the section called "United
                              States Federal Taxation--Notes--Notes Linked to
                              Commodity Prices, Single Securities, Baskets of
                              Securities or Indices" in the accompanying prospectus supplement.

                              If you are a foreign investor, please read the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation."

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the MPS.

                               DESCRIPTION OF MPS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "MPS" refers to each $1,000 principal amount of any of our MPS due June 30, 2008 Linked to the S&P 500 Index. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount......................  $2,900,000

Original Issue Date (Settlement Date).  March 18, 2003

Maturity Date.........................  June 30, 2008, subject to extension in the event of a Market Disruption Event
                                        on the final Period Valuation Date for
                                        calculating the Index-linked Payment
                                        Amount.

                                        If, due to a Market Disruption Event or
                                        otherwise, the final Period Valuation
                                        Date is postponed so that it falls less
                                        than two scheduled Trading Days prior
                                        to the scheduled Maturity Date, the
                                        Maturity Date will be the second
                                        scheduled Trading Day following that
                                        final Period Valuation Date as
                                        postponed. See "--Period Valuation
                                        Dates" below.

Specified Currency....................  U.S. dollars

CUSIP.................................  617446HX0

ISIN..................................  US617446HX07

Minimum Denominations.................  $1,000

Issue Price...........................  $1,000 (100%)

Interest Rate.........................  None

Maturity Redemption Amount............  At maturity, you will receive for each
                                        MPS the Maturity Redemption Amount,
                                        equal to the greater of (i) the
                                        Index-linked Payment Amount and (ii)
                                        the Minimum Payment Amount.

                                        We shall, or shall cause the
                                        Calculation Agent to (i) provide
                                        written notice to the Trustee at its
                                        New York office, on which notice the
                                        Trustee may conclusively rely, and to
                                        the Depositary, which we refer to as
                                        DTC, of the Maturity Redemption Amount,
                                        on or prior to 10:30 a.m. on the
                                        Trading Day preceding the Maturity Date
                                        (but if such Trading Day is not a
                                        Business Day, prior to the close of
                                        business on the Business Day preceding
                                        the Maturity Date) and (ii) deliver the
                                        aggregate cash amount due with respect
                                        to the MPS to the Trustee for delivery
                                        to DTC, as holder of the MPS, on the
                                        Maturity Date. We expect such amount of
                                        cash will be distributed to investors
                                        on the Maturity Date in accordance with
                                        the standard rules and procedures of
                                        DTC and its direct and indirect
                                        participants. See "--Discontinuance of
                                        the S&P 500 Index; Alteration of Method
                                        of Calculation" and "--Book Entry Note
                                        or Certificated Note" below, and see
                                        "The Depositary" in the accompanying
                                        prospectus supplement.

Minimum Payment Amount................  $1,050

Index-linked Payment Amount...........  The Index-linked Payment Amount is equal to (i) $1,000 times (ii) the
                                        product of the Quarterly Performance
                                        Amounts for each Quarterly Valuation
                                        Period over the term of the MPS.

Quarterly Performance Amount..........  With respect to any Quarterly Valuation
                                        Period, the Quarterly Performance
                                        Amount will be equal to the lesser of
                                        (i) 1.094 and (ii) a fraction, the
                                        numerator of which will be the Index
                                        Value on the Period Valuation Date at
                                        the end of such Quarterly Valuation
                                        Period and the denominator of which
                                        will be the Index Value on the Period
                                        Valuation Date at the beginning of such
                                        Quarterly Valuation Period, provided
                                        that for the first Quarterly Valuation
                                        Period, the denominator will be 833.27,
                                        the Index Value on March 14, 2003, the
                                        day we offered the MPS for initial sale
                                        to the public.

Quarterly Valuation Periods...........  Each period from and including a Period
                                        Valuation Date to and including the
                                        immediately subsequent Period Valuation
                                        Date; provided that the first Quarterly
                                        Valuation Period begins on March 14,
                                        2003. The first Quarterly Valuation
                                        Period will be longer than one calendar
                                        quarter.

Period Valuation Dates................  The Period Valuation Dates will be (i)
                                        the 30th of each March, June, September
                                        and December, beginning June 2003 to
                                        and including March 2008, and (ii) June
                                        26, 2008, in each such case subject to
                                        adjustment if such date is not a
                                        Trading Day or if a Market Disruption
                                        Event occurs on such date as described
                                        in the two following paragraphs.

                                        If any scheduled Period Valuation Date
                                        occurring from and including June 2003
                                        to and including March 2008 is not a
                                        Trading Day or if a Market Disruption
                                        Event occurs on any such date, such
                                        Period Valuation Date will be the
                                        immediately succeeding Trading Day
                                        during which no Market Disruption Event
                                        shall have occurred; provided that if a
                                        Market Disruption Event occurs on any
                                        of the scheduled Period Valuation Dates
                                        occurring from and including June 2003
                                        to and including March 2008 and on each
                                        of the five Trading Days immediately
                                        succeeding that scheduled Period
                                        Valuation Date, then (i) such fifth
                                        succeeding Trading Day will be deemed
                                        to be the relevant Period Valuation
                                        Date, notwithstanding the occurrence of
                                        a Market Disruption Event on such day,
                                        and (ii) with respect to any such fifth
                                        Trading Day on which a Market
                                        Disruption Event occurs, the
                                        Calculation Agent will determine the
                                        value of the S&P 500 Index on such
                                        fifth Trading Day in accordance with
                                        the formula for calculating the value
                                        of the S&P 500 Index last in effect
                                        prior to the commencement of the Market
                                        Disruption Event, using the closing
                                        price (or, if trading in the relevant
                                        securities has been materially
                                        suspended or materially limited, its
                                        good faith estimate of the closing
                                        price that would have prevailed but for
                                        such suspension or limitation) on such
                                        Trading Day of each security most
                                        recently comprising the S&P 500 Index.

                                        If June 26, 2008 (the final Period
                                        Valuation Date) is not a Trading Day or
                                        if there is a Market Disruption Event
                                        on such day, the final

                                        Period Valuation Date will be the
                                        immediately succeeding Trading Day
                                        during which no Market Disruption Event
                                        shall have occurred.

Index Value...........................  The Index Value on any Trading Day will equal the closing value of the S&P 500
                                        Index or any Successor Index (as
                                        defined under "--Discontinuance of the
                                        S&P 500 Index; Alteration of Method of
                                        Calculation" below) published following
                                        the close of the principal trading
                                        sessions of the New York Stock Exchange
                                        (the "NYSE"), the American Stock
                                        Exchange LLC (the "AMEX") and the
                                        Nasdaq National Market on that Trading
                                        Day. In certain circumstances, the
                                        Index Value will be based on the
                                        alternate calculation of the S&P 500
                                        Index described under "--Discontinuance
                                        of the S&P 500 Index; Alteration of
                                        Method of Calculation."

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the NYSE, the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note..  Book Entry. The MPS will be issued in the form of one or more fully
                                        registered global securities which will
                                        be deposited with, or on behalf of, DTC
                                        and will be registered in the name of a
                                        nominee of DTC. DTC will be the only
                                        registered holder of the MPS. Your
                                        beneficial interest in the MPS will be
                                        evidenced solely by entries on the
                                        books of the securities intermediary
                                        acting on your behalf as a direct or
                                        indirect participant in DTC. You may
                                        also hold your beneficial interest in
                                        the MPS through Clearstream, Luxembourg
                                        or the Euroclear operator directly, if
                                        you are a participant in those systems,
                                        or indirectly through a securities
                                        intermediary acting on your behalf as a
                                        direct or indirect participant in those
                                        systems. Clearstream, Luxembourg and
                                        the Euroclear operator will hold
                                        beneficial interests on behalf of their
                                        participants on the books of their
                                        respective depositories, which in turn
                                        will hold beneficial interests in the
                                        MPS on the books of DTC. See "Series C
                                        Notes and Series C Units Offered on a
                                        Global Basis" in the accompanying
                                        prospectus supplement. In this pricing
                                        supplement, all references to actions
                                        taken by you or to be taken by you
                                        refer to actions taken or to be taken
                                        by DTC upon instructions from its
                                        participants acting on your behalf, and
                                        all references to payments or notices
                                        to you will mean payments or notices to
                                        DTC, as the registered holder of the
                                        MPS, for distribution to participants
                                        in accordance with DTC's procedures.
                                        For more information regarding DTC and
                                        book entry notes, please read "The
                                        Depositary" in the accompanying
                                        prospectus supplement and "Form of
                                        Securities--Global
                                        Securities--Registered Global
                                        Securities" in the accompanying
                                        prospectus.

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................  Morgan Stanley & Co. Incorporated and
                                        its successors ("MS & Co.")

Market Disruption Event...............  "Market Disruption Event" means, with respect to the S&P 500 Index, the
                                        occurrence or existence of a
                                        suspension, absence or material
                                        limitation of trading of stocks then
                                        constituting 20% or more of the level
                                        of the S&P 500 Index (or the Successor
                                        Index) on the Relevant Exchanges for
                                        such securities for the same period of
                                        trading longer than two hours or during
                                        the one-half hour period preceding the
                                        close of the principal trading session
                                        on such Relevant Exchange; or a
                                        breakdown or failure in the price and
                                        trade reporting systems of any Relevant
                                        Exchange as a result of which the
                                        reported trading prices for stocks then
                                        constituting 20% or more of the level
                                        of the S&P 500 Index (or the Successor
                                        Index) during the last one-half hour
                                        preceding the close of the principal
                                        trading session on such Relevant
                                        Exchange are materially inaccurate; or
                                        the suspension, material limitation or
                                        absence of trading on any major U.S.
                                        securities market for trading in
                                        futures or options contracts or
                                        exchange traded funds related to the
                                        S&P 500 Index (or the Successor Index)
                                        for more than two hours of trading or
                                        during the one-half hour period
                                        preceding the close of the principal
                                        trading session on such market, in each
                                        case as determined by the Calculation
                                        Agent in its sole discretion.

                                        For the purpose of determining whether
                                        a Market Disruption Event exists at any
                                        time, if trading in a security included
                                        in the S&P 500 Index is materially
                                        suspended or materially limited at that
                                        time, then the relevant percentage
                                        contribution of that security to the
                                        level of the S&P 500 Index shall be
                                        based on a comparison of (x) the
                                        portion of the level of the S&P 500
                                        Index attributable to that security
                                        relative to (y) the overall level of
                                        the S&P 500 Index, in each case
                                        immediately before that suspension or
                                        limitation.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant exchange
                                        or market, (2) a decision to
                                        permanently discontinue trading in the
                                        relevant futures or options contract or
                                        exchange traded fund will not
                                        constitute a Market Disruption Event,
                                        (3) limitations pursuant to the rules
                                        of any Relevant Exchange similar to
                                        NYSE Rule 80A (or any applicable rule
                                        or regulation enacted or promulgated by
                                        any other self-regulatory organization
                                        or any government agency of scope
                                        similar to NYSE Rule 80A as determined
                                        by the Calculation Agent) on trading
                                        during significant market fluctuations
                                        will constitute a suspension, absence
                                        or material limitation of trading, (4)
                                        a suspension of trading in futures or
                                        options contracts on the S&P 500 Index
                                        by the primary securities market
                                        trading in such contracts by reason of
                                        (a) a price change exceeding limits set
                                        by such exchange or market, (b) an
                                        imbalance of orders relating to such
                                        contracts or (c) a disparity in bid and
                                        ask quotes relating to such contracts
                                        will constitute a suspension, absence
                                        or material limitation of trading in
                                        futures or options contracts related to
                                        the S&P 500 Index and (5) a
                                        "suspension, absence or material
                                        limitation of trading" on any Relevant
                                        Exchange or on the primary market on
                                        which futures or options contracts
                                        related to the S&P 500 Index are traded
                                        will not
                                        include any time when such market is
                                        itself closed for trading under
                                        ordinary circumstances.

Relevant Exchange.....................  "Relevant Exchange" means the primary
                                        U.S. organized exchange or market of
                                        trading for any security then included
                                        in the S&P 500 Index or any Successor
                                        Index.

Alternate Exchange Calculation
in Case of an Event of Default .......  In case an event of default with respect to the MPS shall have occurred
                                        and be continuing, the amount declared
                                        due and payable for each MPS upon any
                                        acceleration of the MPS will be equal
                                        to the Maturity Redemption Amount
                                        determined as though the Index Value
                                        for any Period Valuation Date scheduled
                                        to occur on or after such date of
                                        acceleration were the Index Value on
                                        the date of acceleration. Therefore,
                                        the Quarterly Performance Amount for
                                        the then current Quarterly Valuation
                                        Period would be equal to the Index
                                        Value on the date of acceleration
                                        divided by the Index Value on the
                                        Period Valuation Date at the beginning
                                        of such Quarterly Valuation Period, and
                                        the Quarterly Performance Amount for
                                        each remaining Quarterly Valuation
                                        Period would be equal to 1.

                                        If the maturity of the MPS is
                                        accelerated because of an event of
                                        default as described above, we shall,
                                        or shall cause the Calculation Agent
                                        to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to DTC of the
                                        Maturity Redemption Amount and the
                                        aggregate cash amount due with respect
                                        to the MPS as promptly as possible and
                                        in no event later than two Business
                                        Days after the date of acceleration.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Index-linked Payment Amount and the
                                        Quarterly Performance Amount will be
                                        rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to
                                        determination of the amount of cash
                                        payable per MPS will be rounded to the
                                        nearest ten-thousandth, with five one
                                        hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded up to
                                        .7655); and all dollar amounts paid on
                                        the aggregate number of MPS will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an investor in the MPS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in
                                        determining any Index Value, the
                                        Index-linked Payment Amount, the
                                        Quarterly Performance Amount or whether
                                        a Market Disruption Event has occurred.
                                        See "--Discontinuance of
                                        the S&P 500 Index; Alteration of Method
                                        of Calculation" and "--Market
                                        Disruption Event" below. MS & Co. is
                                        obligated to carry out its duties and
                                        functions as Calculation Agent in good
                                        faith and using its reasonable
                                        judgment.

The S&P 500 Index.....................  We have derived all information contained in this pricing supplement
                                        regarding the S&P 500 Index, including,
                                        without limitation, its make-up, method
                                        of calculation and changes in its
                                        components, from publicly available
                                        information. Such information reflects
                                        the policies of, and is subject to
                                        change by, S&P. The S&P 500 Index was
                                        developed by S&P and is calculated,
                                        maintained and published by S&P. We
                                        make no representation or warranty as
                                        to the accuracy or completeness of such
                                        information.

                                        The S&P 500 Index is intended to
                                        provide a performance benchmark for the
                                        U.S. equity markets. The calculation of
                                        the value of the S&P 500 Index
                                        (discussed below in further detail) is
                                        based on the relative value of the
                                        aggregate Market Value (as defined
                                        below) of the common stocks of 500
                                        companies (the "Component Stocks") as
                                        of a particular time as compared to the
                                        aggregate average Market Value of the
                                        common stocks of 500 similar companies
                                        during the base period of the years
                                        1941 through 1943. The "Market Value"
                                        of any Component Stock is the product
                                        of the market price per share and the
                                        number of the then outstanding shares
                                        of such Component Stock. The 500
                                        companies are not the 500 largest
                                        companies listed on the NYSE and not
                                        all 500 companies are listed on such
                                        exchange. S&P chooses companies for
                                        inclusion in the S&P 500 Index with an
                                        aim of achieving a distribution by
                                        broad industry groupings that
                                        approximates the distribution of these
                                        groupings in the common stock
                                        population of the U.S. equity market.
                                        S&P may from time to time, in its sole
                                        discretion, add companies to, or delete
                                        companies from, the S&P 500 Index to
                                        achieve the objectives stated above.
                                        Relevant criteria employed by S&P
                                        include the viability of the particular
                                        company, the extent to which that
                                        company represents the industry group
                                        to which it is assigned, the extent to
                                        which the company's common stock is
                                        widely-held and the Market Value and
                                        trading activity of the common stock of
                                        that company.

                                        The S&P 500 Index is calculated using a
                                        base-weighted aggregate methodology:
                                        the level of the Index reflects the
                                        total Market Value of all 500 Component
                                        Stocks relative to the S&P 500 Index's
                                        base period of 1941-43 (the "Base
                                        Period").

                                        An indexed number is used to represent
                                        the results of this calculation in
                                        order to make the value easier to work
                                        with and track over time.

                                        The actual total Market Value of the
                                        Component Stocks during the Base Period
                                        has been set equal to an indexed value
                                        of 10. This is often indicated by the
                                        notation 1941-43=10. In practice, the
                                        daily calculation of the S&P 500 Index
                                        is computed by dividing the total
                                        Market Value of the Component Stocks by
                                        a number called the Index Divisor. By
                                        itself, the Index Divisor is an
                                        arbitrary number. However, in the
                                        context of the calculation of the S&P
                                        500 Index, it is the only link to the
                                        original base period value of the
                                        Index. The

                                        Index Divisor keeps the Index
                                        comparable over time and is the
                                        manipulation point for all adjustments
                                        to the S&P 500 Index ("Index
                                        Maintenance").

                                        Index Maintenance includes monitoring
                                        and completing the adjustments for
                                        company additions and deletions, share
                                        changes, stock splits, stock dividends,
                                        and stock price adjustments due to
                                        company restructurings or spinoffs.

                                        To prevent the value of the Index from
                                        changing due to corporate actions, all
                                        corporate actions which affect the
                                        total Market Value of the Index require
                                        an Index Divisor adjustment. By
                                        adjusting the Index Divisor for the
                                        change in total Market Value, the value
                                        of the S&P 500 Index remains constant.
                                        This helps maintain the value of the
                                        Index as an accurate barometer of stock
                                        market performance and ensures that the
                                        movement of the Index does not reflect
                                        the corporate actions of individual
                                        companies in the Index. All Index
                                        Divisor adjustments are made after the
                                        close of trading and after the
                                        calculation of the closing value of the
                                        S&P 500 Index. Some corporate actions,
                                        such as stock splits and stock
                                        dividends, require simple changes in
                                        the common shares outstanding and the
                                        stock prices of the companies in the
                                        Index and do not require Index Divisor
                                        adjustments.

                                        The table below summarizes the types of
                                        S&P 500 Index maintenance adjustments
                                        and indicates whether or not an Index
                                        Divisor adjustment is required.

                                                                                                     Divisor
                                              Type of                                               Adjustment
                                          Corporate Action            Adjustment Factor              Required
                                        ----------------------   ------------------------------     ----------
                                        Stock split              Shares Outstanding multiplied           No
                                           (i.e., 2-for-1)       by 2; Stock Price divided by 2

                                        Share issuance           Shares Outstanding plus newly          Yes
                                           (i.e., change >= 5%)  issued Shares

                                        Share repurchase         Shares Outstanding minus               Yes
                                           (i.e., change >= 5%)  Repurchased Shares

                                        Special cash             Share Price minus Special              Yes
                                           dividends             Dividend

                                        Company change           Add new company Market Value           Yes
                                                                 minus old company Market Value

                                        Rights offering          Price of parent company minus          Yes

                                                                      Price of Rights
                                                                  (---------------------)
                                                                        Right Ratio

                                        Spin-Off                 Price of parent company minus          Yes

                                                                    Price of Spinoff Co.
                                                                  (----------------------)
                                                                    Share Exchange Ratio

                                        Stock splits and stock dividends do not
                                        affect the Index Divisor of the S&P 500
                                        Index, because following a split or
                                        dividend both the
                                        stock price and number of shares
                                        outstanding are adjusted by S&P so that
                                        there is no change in the Market Value
                                        of the Component Stock. All stock split
                                        and dividend adjustments are made after
                                        the close of trading on the day before
                                        the ex-date.

                                        Each of the corporate events
                                        exemplified in the table requiring an
                                        adjustment to the Index Divisor has the
                                        effect of altering the Market Value of
                                        the Component Stock and consequently of
                                        altering the aggregate Market Value of
                                        the Component Stocks (the "Post-Event
                                        Aggregate Market Value"). In order that
                                        the level of the Index (the "Pre-Event
                                        Index Value") not be affected by the
                                        altered Market Value (whether increase
                                        or decrease) of the affected Component
                                        Stock, a new Index Divisor ("New
                                        Divisor") is derived as follows:

                                        Post-Event Aggregate Market Value
                                        --------------------------------- =   Pre-Event Index Value
                                                  New Divisor

                                                       Post-Event Aggregate Market Value
                                        New Divisor =  ---------------------------------
                                                             Pre-Event Index Value

                                        A large part of the S&P 500 Index
                                        maintenance process involves tracking
                                        the changes in the number of shares
                                        outstanding of each of the S&P 500
                                        Index companies. Four times a year, on
                                        a Friday close to the end of each
                                        calendar quarter, the share totals of
                                        companies in the Index are updated as
                                        required by any changes in the number
                                        of shares outstanding. After the totals
                                        are updated, the Index Divisor is
                                        adjusted to compensate for the net
                                        change in the total Market Value of the
                                        Index. In addition, any changes over 5%
                                        in the current common shares
                                        outstanding for the S&P 500 Index
                                        companies are carefully reviewed on a
                                        weekly basis, and when appropriate, an
                                        immediate adjustment is made to the
                                        Index Divisor.

Discontinuance of the S&P 500 Index;
 Alteration of Method of Calculation..  If S&P discontinues publication of the
                                        S&P 500 Index and S&P or another entity
                                        publishes a successor or substitute
                                        index that MS & Co., as the Calculation
                                        Agent, determines, in its sole
                                        discretion, to be comparable to the
                                        discontinued S&P 500 Index (such index
                                        being referred to herein as a
                                        "Successor Index"), then any subsequent
                                        Index Value will be determined by
                                        reference to the value of such
                                        Successor Index at the regular official
                                        weekday close of the principal trading
                                        session of the NYSE, the AMEX, the
                                        Nasdaq National Market or the relevant
                                        exchange or market for the Successor
                                        Index on the date that any Index Value
                                        is to be determined.

                                        Upon any selection by the Calculation
                                        Agent of a Successor Index, the
                                        Calculation Agent will cause written
                                        notice thereof to be furnished to the
                                        Trustee, to Morgan Stanley and to DTC,
                                        as holder of the MPS, within three
                                        Trading Days of such selection. We
                                        expect that such notice will be passed
                                        on to you, as a beneficial owner of the
                                        MPS, in accordance with the standard
                                        rules and procedures of DTC and its
                                        direct and indirect participants.

                                        If S&P discontinues publication of the
                                        S&P 500 Index prior to, and such
                                        discontinuance is continuing on, any
                                        Period Valuation Date and MS & Co., as
                                        the Calculation Agent, determines, in
                                        its
                                        sole discretion, that no Successor
                                        Index is available at such time, then
                                        the Calculation Agent will determine
                                        the Index Value for such date. The
                                        Index Value will be computed by the
                                        Calculation Agent in accordance with
                                        the formula for calculating the S&P 500
                                        Index last in effect prior to such
                                        discontinuance, using the closing price
                                        (or, if trading in the relevant
                                        securities has been materially
                                        suspended or materially limited, its
                                        good faith estimate of the closing
                                        price that would have prevailed but for
                                        such suspension or limitation) at the
                                        close of the principal trading session
                                        of the Relevant Exchange on such date
                                        of each security most recently
                                        comprising the S&P 500 Index without
                                        any rebalancing or substitution of such
                                        securities following such
                                        discontinuance. Notwithstanding these
                                        alternative arrangements,
                                        discontinuance of the publication of
                                        the S&P 500 Index may adversely affect
                                        the value of the MPS.

                                        If at any time the method of
                                        calculating the S&P 500 Index or a
                                        Successor Index, or the value thereof,
                                        is changed in a material respect, or if
                                        the S&P 500 Index or a Successor Index
                                        is in any other way modified so that
                                        such index does not, in the opinion of
                                        MS & Co., as the Calculation Agent,
                                        fairly represent the value of the S&P
                                        500 Index or such Successor Index had
                                        such changes or modifications not been
                                        made, then, from and after such time,
                                        the Calculation Agent will, at the
                                        close of business in New York City on
                                        each date on which the Index Value is
                                        to be determined, make such
                                        calculations and adjustments as, in the
                                        good faith judgment of the Calculation
                                        Agent, may be necessary in order to
                                        arrive at a value of a stock index
                                        comparable to the S&P 500 Index or such
                                        Successor Index, as the case may be, as
                                        if such changes or modifications had
                                        not been made, and the Calculation
                                        Agent will calculate the Index Value
                                        and the Index-linked Payment Amount
                                        with reference to the S&P 500 Index or
                                        such Successor Index, as adjusted.
                                        Accordingly, if the method of
                                        calculating the S&P 500 Index or a
                                        Successor Index is modified so that the
                                        value of such index is a fraction of
                                        what it would have been if it had not
                                        been modified (e.g., due to a split in
                                        the index), then the Calculation Agent
                                        will adjust such index in order to
                                        arrive at a value of the S&P 500 Index
                                        or such Successor Index as if it had
                                        not been modified (e.g., as if such
                                        split had not occurred).

Historical Information................  The following table sets forth the high and low Index Values, as well as
                                        end-of-quarter Index Values, of the S&P
                                        500 Index for each quarter in the
                                        period from January 1, 1998 through
                                        March 14, 2003. The Index Value on
                                        March 14, 2003 was 833.27. We obtained
                                        the information in the table below from
                                        Bloomberg Financial Markets, and we
                                        believe such information to be
                                        accurate.

                                        The historical values of the S&P 500
                                        Index should not be taken as an
                                        indication of future performance or
                                        future volatility, and no assurance can
                                        be given as to the level of the S&P 500
                                        Index on any Period Valuation Date. We
                                        cannot give you any assurance that the
                                        performance of the S&P 500 Index will
                                        result in an Index-linked Payment
                                        Amount in excess of $1,050.

                                                                                                   Period
                                                                         High          Low           End
                                                                       -------       -------       -------
                                        1998:
                                          First Quarter............    1105.65        927.69       1101.75
                                          Second Quarter...........    1138.49       1077.01       1133.84
                                          Third Quarter............    1186.75        957.28       1017.01
                                          Fourth Quarter...........    1241.81        959.44       1229.23

                                        1999:
                                          First Quarter............    1316.55       1212.19       1286.37
                                          Second Quarter...........    1372.71       1281.41       1372.71
                                          Third Quarter............    1418.78       1268.37       1282.71
                                          Fourth Quarter...........    1469.25       1247.41       1469.25
                                        2000:
                                          First Quarter............    1527.46       1333.36       1498.58
                                          Second Quarter ..........    1516.35       1356.56       1454.60
                                          Third Quarter............    1520.77       1419.89       1436.51
                                          Fourth Quarter...........    1436.28       1264.74       1320.28
                                        2001:
                                          First Quarter............    1373.73       1117.58       1160.33
                                          Second Quarter ..........    1312.83       1103.25       1224.42
                                          Third Quarter............    1236.72        965.80       1040.94
                                          Fourth Quarter...........    1170.35       1038.55       1148.08
                                        2002:
                                          First Quarter............    1172.51       1080.17       1147.39
                                          Second Quarter ..........    1146.54        973.53        989.82
                                          Third Quarter............     989.03        797.70        815.28
                                          Fourth Quarter...........     938.87        776.76        879.82
                                        2003:
                                          First Quarter
                                             (through March
                                             14, 2003).............     931.66        800.73        833.27

                                        You should also review the historical
                                        quarterly percent change of the S&P 500
                                        Index as calculated for each calendar
                                        quarter in the period from January 1,
                                        1970 through December 31, 2002 in Annex
                                        A to this pricing supplement.

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the MPS will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the MPS. See also
                                        "Use of Proceeds" in the accompanying
                                        prospectus.

                                        On the date of this pricing supplement,
                                        we, through our subsidiaries or others,
                                        hedged our anticipated exposure in
                                        connection with the MPS by taking
                                        positions in exchange traded funds on
                                        the S&P 500 Index. Purchase activity
                                        could potentially have increased the
                                        value of the S&P 500 Index, and
                                        therefore effectively increased the
                                        level of the S&P 500 Index that must
                                        prevail on the Period Valuation Dates
                                        in order for you to receive at maturity
                                        a payment that exceeds the principal
                                        amount of the MPS. Through our
                                        subsidiaries, we are likely to modify
                                        our hedge position throughout the life
                                        of the MPS, including on the Period
                                        Valuation Dates, by purchasing and
                                        selling the stocks underlying the S&P
                                        500 Index, futures or options contracts
                                        or exchange traded funds on the S&P 500
                                        Index or its component stocks listed on
                                        major securities markets or positions
                                        in any other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging
                                        activities, including by selling all or
                                        part of our
                                        hedge position on one or more Period
                                        Valuation Dates. Although we have no
                                        reason to believe that our hedging
                                        activity has had, or will in the future
                                        have, a material impact on the value of
                                        the S&P 500 Index, we cannot give any
                                        assurance that we will not affect such
                                        value as a result of our hedging
                                        activities.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of MPS
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the MPS directly to
                                        the public at the public offering price
                                        set forth on the cover page of this
                                        pricing supplement. The Agent may allow
                                        a concession not in excess of 1.5% of
                                        the principal amount of the MPS to
                                        other dealers, which may include Morgan
                                        Stanley & Co. International Limited and
                                        Bank Morgan Stanley AG. We expect to
                                        deliver the MPS against payment
                                        therefor in New York, New York on March
                                        18, 2003. After the initial offering,
                                        the Agent may vary the offering price
                                        and other selling terms from time to
                                        time.

                                        The MPS are being offered on a global
                                        basis. See "Series C Notes and Series C
                                        Units Offered on a Global Basis" in the
                                        accompanying prospectus supplement.

                                        In order to facilitate the offering of
                                        the MPS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        MPS. Specifically, the Agent may sell
                                        more MPS than it is obligated to
                                        purchase in connection with the
                                        offering, creating a naked short
                                        position in the MPS for its own
                                        account. The Agent must close out any
                                        naked short position by purchasing the
                                        MPS in the open market. A naked short
                                        position is more likely to be created
                                        if the Agent is concerned that there
                                        may be downward pressure on the price
                                        of the MPS in the open market after
                                        pricing that could adversely affect
                                        investors who purchase in the offering.
                                        As an additional means of facilitating
                                        the offering, the Agent may bid for,
                                        and purchase, MPS in the open market to
                                        stabilize the price of the MPS. Any of
                                        these activities may raise or maintain
                                        the market price of the MPS above
                                        independent market levels or prevent or
                                        retard a decline in the market price of
                                        the MPS. The Agent is not required to
                                        engage in these activities, and may end
                                        any of these activities at any time.
                                        See "--Use of Proceeds and Hedging"
                                        above.

                                        General

                                        No action has been or will be taken by
                                        us, the Agent or any dealer that would
                                        permit a public offering of the MPS or
                                        possession or distribution of this
                                        pricing supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the MPS in any jurisdiction, other than
                                        the United States, where action for
                                        that purpose is required. No offers,
                                        sales or deliveries of the MPS, or
                                        distribution of this pricing supplement
                                        or the accompanying prospectus
                                        supplement or prospectus or any other
                                        offering material relating to the MPS,
                                        may be made in or
                                        from any jurisdiction except in
                                        circumstances which will result in
                                        compliance with any applicable laws and
                                        regulations and will not impose any
                                        obligations on us, the Agent or any
                                        dealer.

                                        The Agent has represented and agreed,
                                        and each dealer through which we may
                                        offer the MPS has represented and
                                        agreed, that it (i) will comply with
                                        all applicable laws and regulations in
                                        force in any jurisdiction in which it
                                        purchases, offers, sells or delivers
                                        the MPS or possesses or distributes
                                        this pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus and (ii) will obtain any
                                        consent, approval or permission
                                        required by it for the purchase, offer
                                        or sale by it of the MPS under the laws
                                        and regulations in force in any
                                        jurisdiction to which it is subject or
                                        in which it makes purchases, offers or
                                        sales of the MPS. We shall not have
                                        responsibility for the Agent's or any
                                        dealer's compliance with the applicable
                                        laws and regulations or obtaining any
                                        required consent, approval or
                                        permission.

                                        Brazil

                                        The MPS may not be offered or sold to
                                        the public in Brazil. Accordingly, the
                                        offering of the MPS has not been
                                        submitted to the Comissao de Valores
                                        Mobiliarios for approval. Documents
                                        relating to such offering, as well as
                                        the information contained herein and
                                        therein, may not be supplied to the
                                        public as a public offering in Brazil
                                        or be used in connection with any offer
                                        for subscription or sale to the public
                                        in Brazil.

                                        Hong Kong

                                        The Agent and each dealer has
                                        represented and agreed that (1) it has
                                        not offered or sold and will not offer
                                        or sell in Hong Kong, by means of any
                                        document, any MPS other than to persons
                                        whose ordinary business it is to buy or
                                        sell shares or debentures, whether as
                                        principal or agent, or in circumstances
                                        which do not constitute an offer to the
                                        public within the meaning of the
                                        Companies Ordinance (Cap. 32) of Hong
                                        Kong and (2) it has not issued and will
                                        not issue any invitation or
                                        advertisement relating to the MPS in
                                        Hong Kong (except if permitted to do so
                                        under the securities laws of Hong Kong)
                                        other than with respect to MPS which
                                        are intended to be disposed of to
                                        persons outside Hong Kong or only to
                                        persons whose business involves the
                                        acquisition, disposal or holding of
                                        securities, whether as principal or
                                        agent.

                                        Mexico

                                        The MPS have not been registered with
                                        the National Registry of Securities
                                        maintained by the Mexican National
                                        Banking and Securities Commission and
                                        may not be offered or sold publicly in
                                        Mexico. This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus may not be publicly
                                        distributed in Mexico.

                                        Singapore

                                        This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus have not been registered as
                                        a prospectus with the Monetary
                                        Authority of Singapore. Accordingly,
                                        this pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus and any other document or
                                        material used in connection with the
                                        offer or sale, or invitation for
                                        subscription or purchase, of the MPS
                                        may not be circulated or distributed,
                                        nor may the MPS be offered or sold, or
                                        be made the subject of an invitation
                                        for subscription or purchase, whether
                                        directly or indirectly, to persons in
                                        Singapore other than under
                                        circumstances in which such offer, sale
                                        or invitation does not constitute an
                                        offer or sale, or invitation for
                                        subscription or purchase, of the MPS to
                                        the public in Singapore.

License Agreement between Standard &
Poor's Corporation and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement
                                        providing for the license to Morgan
                                        Stanley, and certain of its affiliated
                                        or subsidiary companies, in exchange
                                        for a fee, of the right to use the S&P
                                        500 Index, which is owned and published
                                        by S&P, in connection with securities,
                                        including the MPS.

                                        The license agreement between S&P and
                                        Morgan Stanley provides that the
                                        following language must be set forth in
                                        this pricing supplement:

                                        The MPS are not sponsored, endorsed,
                                        sold or promoted by S&P. S&P makes no
                                        representation or warranty, express or
                                        implied, to the owners of the MPS or
                                        any member of the public regarding the
                                        advisability of investing in securities
                                        generally or in the MPS particularly or
                                        the ability of the S&P 500 Index to
                                        track general stock market performance.
                                        S&P's only relationship to us is the
                                        licensing of certain trademarks and
                                        trade names of S&P and of the S&P 500
                                        Index, which is determined, composed
                                        and calculated by S&P without regard to
                                        us or the MPS. S&P has no obligation to
                                        take our needs or the needs of the
                                        owners of the MPS into consideration in
                                        determining, composing or calculating
                                        the S&P 500 Index. S&P is not
                                        responsible for and has not
                                        participated in the determination of
                                        the timing of, prices at, or quantities
                                        of the MPS to be issued or in the
                                        determination or calculation of the
                                        equation by which the MPS are to be
                                        converted into cash. S&P has no
                                        obligation or liability in connection
                                        with the administration, marketing or
                                        trading of the MPS.

                                        S&P DOES NOT GUARANTEE THE ACCURACY
                                        AND/OR THE COMPLETENESS OF THE S&P 500
                                        INDEX OR ANY DATA INCLUDED THEREIN. S&P
                                        MAKES NO WARRANTY, EXPRESS OR IMPLIED,
                                        AS TO RESULTS TO BE OBTAINED BY MORGAN
                                        STANLEY, OWNERS OF THE MPS, OR ANY
                                        OTHER PERSON OR ENTITY FROM THE USE OF
                                        THE S&P 500 INDEX OR ANY DATA INCLUDED
                                        THEREIN IN CONNECTION WITH THE RIGHTS
                                        LICENSED UNDER THE LICENSE AGREEMENT
                                        DESCRIBED HEREIN OR FOR ANY OTHER USE.
                                        S&P MAKES NO EXPRESS OR IMPLIED
                                        WARRANTIES, AND

                                        HEREBY EXPRESSLY DISCLAIMS ALL
                                        WARRANTIES OF MERCHANTABILITY OR
                                        FITNESS FOR A PARTICULAR PURPOSE OR USE
                                        WITH RESPECT TO THE S&P 500 INDEX OR
                                        ANY DATA INCLUDED THEREIN. WITHOUT
                                        LIMITING ANY OF THE FOREGOING, IN NO
                                        EVENT SHALL S&P HAVE ANY LIABILITY FOR
                                        ANY SPECIAL, PUNITIVE, INDIRECT OR
                                        CONSEQUENTIAL DAMAGES (INCLUDING LOST
                                        PROFITS), EVEN IF NOTIFIED OF THE
                                        POSSIBILITY OF SUCH DAMAGES.

                                        "Standard & Poor's(R)," "S&P(R)," "S&P
                                        500(R)," "Standard & Poor's 500" and
                                        "500" are trademarks of The McGraw-Hill
                                        Companies, Inc. and have been licensed
                                        for use by Morgan Stanley.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the MPS.
                                        Accordingly, among other factors, the
                                        fiduciary should consider whether the
                                        investment would satisfy the prudence
                                        and diversification requirements of
                                        ERISA and would be consistent with the
                                        documents and instruments governing the
                                        Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        MPS are acquired by or with the assets
                                        of a Plan with respect to which MS &
                                        Co., MSDWI or any of their affiliates
                                        is a service provider, unless the MPS
                                        are acquired pursuant to an exemption
                                        from the "prohibited transaction"
                                        rules. A violation of these "prohibited
                                        transaction" rules may result in an
                                        excise tax or other liabilities under
                                        ERISA and/or Section 4975 of the Code
                                        for such persons, unless exemptive
                                        relief is available under an applicable
                                        statutory or administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the MPS.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company separate accounts) and PTCE
                                        84-14 (for certain transactions
                                        determined by independent qualified
                                        asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the MPS may not be purchased or held by
                                        any Plan, any entity whose underlying
                                        assets include "plan assets" by reason
                                        of any Plan's investment in the entity
                                        (a "Plan Asset Entity") or any person
                                        investing "plan assets" of any Plan,
                                        unless such purchaser or investor is
                                        eligible for exemptive relief,
                                        including relief available under PTCE
                                        96-23, 95-60, 91-38, 90-1 or 84-14 or
                                        such purchase and holding is otherwise
                                        not prohibited. Any purchaser,
                                        including any fiduciary purchasing on
                                        behalf of a Plan, or investor the MPS
                                        will be deemed to have represented, in
                                        its corporate and fiduciary capacity,
                                        by its purchase and holding thereof
                                        that it either (a) is not a Plan or a
                                        Plan Asset Entity and is not purchasing
                                        such securities on behalf of or with
                                        "plan assets" of any Plan or (b) is
                                        eligible for exemptive relief or such
                                        purchase or holding is not prohibited
                                        by ERISA or Section 4975 of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the MPS on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        Certain plans that are not subject to
                                        ERISA, including plans maintained by
                                        state and local governmental entities,
                                        are nonetheless subject to investment
                                        restrictions under the terms of
                                        applicable local law. Such restrictions
                                        may preclude the purchase of the MPS.

                                        Purchasers of the MPS have exclusive
                                        responsibility for ensuring that their
                                        purchase and holding of the MPS do not
                                        violate the prohibited transaction
                                        rules of ERISA or the Code, or any
                                        requirements applicable to government
                                        or other benefit plans that are not
                                        subject to ERISA or the Code.

United States Federal Income Taxation.  The following summary is based on the opinion of Davis Polk & Wardwell, our
                                        special tax counsel, and is a general
                                        discussion of the principal U.S.
                                        federal tax consequences to initial
                                        investors in the MPS purchasing the MPS
                                        at the Issue Price, who will hold the
                                        MPS as capital assets within the
                                        meaning of Section 1221 of the Code.
                                        Unless otherwise specifically
                                        indicated, this summary is based on the
                                        Code, administrative pronouncements,
                                        judicial decisions and currently
                                        effective and proposed Treasury
                                        Regulations, changes to any of which
                                        subsequent to the date of this pricing
                                        supplement may affect the tax
                                        consequences described herein. This
                                        discussion does not describe all of the
                                        U.S. federal income tax consequences
                                        that may be relevant to an investor in
                                        light of its particular circumstances
                                        or to investors that are subject to
                                        special rules, such as:

                                        o    certain financial institutions;
                                        o    dealers in securities or foreign
                                             currencies;
                                        o    investors holding notes as part of
                                             a hedge;
                                        o    U.S. Holders, as defined below,
                                             whose functional currency is not
                                             the U.S. dollar;
                                        o    partnerships;
                                        o    nonresident alien individuals who
                                             have lost their United States
                                             citizenship or who have ceased to
                                             be taxed as United States resident
                                             aliens;
                                        o    corporations that are treated as
                                             foreign personal holding
                                             companies, controlled foreign
                                             corporations or passive foreign
                                             investment companies;
                                        o    Non-U.S. Holders, as defined
                                             below, that are owned or
                                             controlled by persons subject to
                                             U.S. federal income tax; and
                                        o    Non-U.S. Holders for whom income
                                             or gain in respect of an MPS are
                                             effectively connected with a trade
                                             or business in the United States.

                                        If you are considering the purchase of
                                        MPS, you are urged to consult your tax
                                        advisors with regard to the application
                                        of the U.S. federal income tax laws to
                                        your particular situation as well as
                                        any tax consequences arising under the
                                        laws of any state, local or foreign
                                        taxing jurisdiction.

                                        U.S. Holders

                                        This section only applies to you if you
                                        are a U.S. Holder and is only a brief
                                        summary of the U.S. federal income tax
                                        consequences of the ownership and
                                        disposition of the MPS. As used herein,
                                        the term "U.S. Holder" means a
                                        beneficial owner of an MPS that is for
                                        U.S. federal income tax purposes:

                                        o    a citizen or resident of the
                                             United States;
                                        o    a corporation, or other entity
                                             taxable as a corporation, created
                                             or organized in or under the laws
                                             of the United States or of any
                                             political subdivision thereof; or
                                        o    an estate or trust the income of
                                             which is subject to U.S. federal
                                             income taxation regardless of its
                                             source.

                                        The MPS will be treated as "contingent
                                        payment debt instruments" for U.S.
                                        federal income tax purposes. U.S.
                                        Holders should refer to the discussion
                                        under "United States Federal
                                        Taxation--Notes--Notes Linked to
                                        Commodity Prices, Single Securities,
                                        Baskets of Securities or Indices" in
                                        the accompanying prospectus supplement
                                        for a full description of the U.S.
                                        federal income tax consequences of
                                        ownership and disposition of a
                                        contingent payment debt instrument.

                                        In summary, U.S. Holders will,
                                        regardless of their method of
                                        accounting for U.S. federal income tax
                                        purposes, be required to accrue
                                        original issue discount ("OID") as
                                        interest income on the MPS on a
                                        constant yield basis in each year that
                                        they hold the MPS, despite the fact
                                        that no stated interest will actually
                                        be paid on the MPS. As a result, U.S.
                                        Holders will be required to pay taxes
                                        annually on the amount of accrued OID,
                                        even though no cash is paid on the MPS
                                        from which to pay such taxes. In
                                        addition, any
                                        gain recognized by U.S. Holders on the
                                        sale or exchange, or at maturity, of
                                        the MPS will generally be treated as
                                        ordinary income.

                                        The rate of accrual of OID on the MPS
                                        is the yield at which we would issue a
                                        fixed rate debt instrument with terms
                                        similar to those of the MPS (our
                                        "comparable yield") and is determined
                                        at the time of the issuance of the MPS.
                                        We have determined that the "comparable
                                        yield" is an annual rate of 3.67%
                                        compounded annually. Based on our
                                        determination of the comparable yield,
                                        the "projected payment schedule" for a
                                        MPS (assuming an issue price of $1,000)
                                        consists of a projected amount equal to
                                        $1,210.0926 due at maturity.

                                        The following table states the amount
                                        of OID that will be deemed to have
                                        accrued with respect to a MPS during
                                        each accrual period, based upon our
                                        determination of the comparable yield
                                        and the projected payment schedule:

                                                                                                       TOTAL OID
                                                                                        OID           DEEMED TO
                                                                                     DEEMED TO       HAVE ACCRUED
                                                                                       ACCRUE        FROM ORIGINAL
                                                                                       DURING       ISSUE DATE (PER
                                                                                      ACCRUAL      MPS) AS OF END
                                                                                    PERIOD (PER      OF ACCRUAL
                                                    ACCRUAL PERIOD                      MPS)            PERIOD
                                                    --------------                 -------------   ----------------
                                        Original Issue Date through
                                             December 31, 2003..................  $     28.7483   $       28.7483
                                        January 1, 2004 through
                                             December 31, 2004..................  $     37.7551   $       66.5034
                                        January 1, 2005 through
                                             December 31, 2005..................  $     39.1407   $      105.6441
                                        January 1, 2006 through
                                             December 31, 2006..................  $     40.5771   $      146.2212
                                        January 1, 2007 through
                                             December 31, 2007..................  $     42.0663   $      188.2875
                                        January 1, 2008 through
                                             June 30, 2008......................  $     21.8051   $      210.0926

                                        The comparable yield and the projected
                                        payment schedule are not provided for
                                        any purpose other than the
                                        determination of U.S. Holders' OID
                                        accruals and adjustments in respect of
                                        the MPS, and we make no representation
                                        regarding the actual amounts of
                                        payments on a MPS.

                                        Non-U.S. Holders

                                        This section only applies to you if you
                                        are a Non-U.S. Holder. As used herein,
                                        the term "Non-U.S. Holder" means a
                                        beneficial owner of an MPS that is for
                                        U.S. federal income tax purposes:

                                        o    a nonresident alien individual;
                                        o    a foreign corporation; or
                                        o    a foreign trust or estate.

                                        Tax Treatment upon Maturity, Sale,
                                        Exchange or Disposition of an MPS.
                                        Subject to the discussion below
                                        concerning backup withholding, payments
                                        on an MPS by us or a paying agent to a

                                        Non-U.S. Holder and gain realized by a
                                        Non-U.S. Holder on the sale, exchange
                                        or other disposition of an MPS, will
                                        not be subject to U.S. federal income
                                        or withholding tax, provided that:

                                        o    such Non-U.S. Holder does not own,
                                             actually or constructively, 10
                                             percent or more of the total
                                             combined voting power of all
                                             classes of stock of Morgan Stanley
                                             entitled to vote and is not a bank
                                             receiving interest described in
                                             Section 881(c)(3)(A) of the Code;
                                        o    the certification required by
                                             Section 871(h) or Section 881(c)
                                             of the Code has been provided with
                                             respect to the Non-U.S. Holder, as
                                             discussed below; and
                                        o    such Non-U.S. Holder is not an
                                             individual who has a "tax home"
                                             (as defined in Section 911(d)(3)
                                             of the Code) or an office or other
                                             fixed place of business in the
                                             United States.

                                        Certification Requirements. Sections
                                        871(h) and 881(c) of the Code require
                                        that, in order to obtain an exemption
                                        from withholding tax in respect of
                                        payments on the MPS that are, for U.S.
                                        federal income tax purposes, treated as
                                        interest, the beneficial owner of an
                                        MPS certifies on Internal Revenue
                                        Service Form W-8BEN, under penalties of
                                        perjury, that it is not a "United
                                        States person" within the meaning of
                                        Section 7701(a)(30) of the Code. If you
                                        are a prospective investor, you are
                                        urged to consult your tax advisor
                                        regarding the reporting requirements,
                                        including reporting requirements for
                                        foreign partnerships and their
                                        partners.

                                        Estate Tax. Under Section 2105(b) of
                                        the Code, an MPS held by an individual
                                        who is not a citizen or resident of the
                                        United States at the time of his or her
                                        death will not be subject to U.S.
                                        federal estate tax as a result of such
                                        individual's death, provided that the
                                        individual does not own, actually or
                                        constructively, 10 percent or more of
                                        the total combined voting power of all
                                        classes of stock of Morgan Stanley
                                        entitled to vote and, at the time of
                                        such individual's death, payments with
                                        respect to such MPS would not have been
                                        effectively connected with the conduct
                                        by such individual of a trade or
                                        business in the United States.

                                        Information Reporting and Backup
                                        Withholding. Information returns may be
                                        filed with the U.S. Internal Revenue
                                        Service (the "IRS") in connection with
                                        the payments on the MPS at maturity as
                                        well as in connection with the proceeds
                                        from a sale, exchange or other
                                        disposition. The Non-U.S. Holder may be
                                        subject to U.S. backup withholding on
                                        such payments or proceeds, unless the
                                        Non-U.S. Holder complies with
                                        certification requirements to establish
                                        that it is not a United States person,
                                        as described above. The certification
                                        requirements of Sections 871(h) and
                                        881(c) of the Code, described above,
                                        will satisfy the certification
                                        requirements necessary to avoid backup
                                        withholding as well. The amount of any
                                        backup withholding from a payment to a
                                        Non-U.S. Holder will be allowed as a
                                        credit against the Non-U.S. Holder's
                                        U.S. federal income tax liability and
                                        may entitle the Non-U.S. Holder to a
                                        refund, provided that the required
                                        information is furnished to the IRS.

                                                                        Annex A
                 Historical S&P 500 Index Quarterly Performance
                        (January 1970 to December 2002)

The following table sets forth the index value for the S&P 500 Index at the end of each calendar quarter from March 1970 through December 2002 and the index percent change over each quarter. The S&P 500 Index value at the beginning of the quarter ending March 1970 was 92.06. You cannot predict the future performance of the S&P 500 Index based on its historical performance, and no assurance can be given as to the level of the S&P 500 Index on any period closing date or at the maturity of the MPS. The results produced by the S&P 500 Index for these periods are not necessarily indicative of the results for any other historical period. Quarters which resulted in an increase in the level of the S&P 500 Index of 9.4% or greater are indicated in bold typeface below.

--------------------------------------------------------------------------------------------------
                     S&P 500 Index     Percentage                        S&P 500 Index  Percentage
  Quarter Ending         Value           Change        Quarter Ending        Value         Change
March 1970               89.63            -2.64%       March 1980            102.09         -5.42%
June 1970                72.72           -18.87%       June 1980             114.24         11.90%
September 1970           84.21            15.80%       September 1980        125.46          9.82%
December 1970            92.15             9.43%       December 1980         135.76          8.21%
March 1971              100.31             8.86%       March 1981            136.00          0.18%
June 1971                99.70            -0.61%       June 1981             131.21         -3.52%
September 1971           98.34            -1.36%       September 1981        116.18        -11.45%
December 1971           102.09             3.81%       December 1981         122.55          5.48%
March 1972              107.20             5.01%       March 1982            111.96         -8.64%
June 1972               107.14            -0.06%       June 1982             109.61         -2.10%
September 1972          110.55             3.18%       September 1982        120.42          9.86%
December 1972           118.05             6.78%       December 1982         140.64         16.79%
March 1973              111.52            -5.53%       March 1983            152.96          8.76%
June 1973               104.26            -6.51%       June 1983             168.11          9.90%
September 1973          108.43             4.00%       September 1983        166.07         -1.21%
December 1973            97.55           -10.03%       December 1983         164.93         -0.69%
March 1974               93.98            -3.66%       March 1984            159.18         -3.49%
June 1974                86.00            -8.49%       June 1984             153.18         -3.77%
September 1974           63.54           -26.12%       September 1984        166.10          8.43%
December 1974            68.56             7.90%       December 1984         167.24          0.69%
March 1975               83.36            21.59%       March 1985            180.66          8.02%
June 1975                95.19            14.19%       June 1985             191.85          6.19%
September 1975           83.87           -11.89%       September 1985        182.08         -5.09%
December 1975            90.19             7.54%       December 1985         211.28         16.04%
March 1976              102.77            13.95%       March 1986            238.90         13.07%
June 1976               104.28             1.47%       June 1986             250.84          5.00%
September 1976          105.24             0.92%       September 1986        231.32         -7.78%
December 1976           107.46             2.11%       December 1986         242.17          4.69%
March 1977               98.42            -8.41%       March 1987            291.70         20.45%
June 1977               100.48             2.09%       June 1987             304.00          4.22%
September 1977           96.53            -3.93%       September 1987        321.83          5.87%
December 1977            95.10            -1.48%       December 1987         247.08        -23.23%
March 1978               89.21            -6.19%       March 1988            258.89          4.78%
June 1978                95.53             7.08%       June 1988             273.50          5.64%
September 1978          102.54             7.34%       September 1988        271.91         -0.58%
December 1978            96.11            -6.27%       December 1988         277.72          2.14%
March 1979              101.59             5.70%       March 1989            294.87          6.18%
June 1979               102.91             1.30%       June 1989             317.98          7.84%
September 1979          109.32             6.23%       September 1989        349.15          9.80%
December 1979           107.94            -1.26%       December 1989         353.40          1.22%
--------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
                     S&P 500 Index     Percentage                        S&P 500 Index  Percentage
  Quarter Ending         Value            Change       Quarter Ending        Value        Change
March 1990              339.94            -3.81%       March 2000           1,498.58         2.00%
June 1990               358.02             5.32%       June 2000            1,454.60        -2.93%
September 1990          306.05           -14.52%       September 2000       1,436.51        -1.24%
December 1990           330.22             7.90%       December 2000        1,320.28        -8.09%
March 1991              375.22            13.63%       March 2001           1,160.33       -12.11%
June 1991               371.16            -1.08%       June 2001            1,224.42         5.52%
September 1991          387.86             4.50%       September 2001       1,040.94       -14.99%
December 1991           417.09             7.54%       December 2001        1,148.08        10.29%
March 1992              403.69            -3.21%       March 2002           1,147.39        -0.06%
June 1992               408.14             1.10%       June 2002              989.82       -13.73%
September 1992           417.8             2.37%       September 2002         815.28       -17.63%
December 1992           435.71             4.29%       December 2002          879.82         7.92%
March 1993              451.67             3.66%       -------------------------------------------
June 1993               450.53            -0.25%
September 1993          458.93             1.86%
December 1993           466.45             1.64%
March 1994              445.77            -4.43%
June 1994               444.27            -0.34%
September 1994          462.71             4.15%
December 1994           459.27            -0.74%
March 1995              500.71             9.02%
June 1995               544.75             8.80%
September 1995          584.41             7.28%
December 1995           615.93             5.39%
March 1996               645.5             4.80%
June 1996               670.63             3.89%       -------------------------------------------
September 1996          687.31             2.49%       Total Periods                           132
December 1996           740.74             7.77%
March 1997              757.12             2.21%
June 1997               885.14            16.91%       Total Periods with a quarterly increase
September 1997          947.28             7.02%          greater than 9.4%                     20
December 1997           970.43             2.44%
March 1998             1101.75            13.53%       -------------------------------------------
June 1998              1133.84             2.91%
September 1998         1017.01           -10.30%
December 1998          1229.23           20.87%
March 1999             1286.37            4.65%
June 1999              1372.71            6.71%
September 1999         1282.71           -6.56%
December 1999          1469.25           14.54%